UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

ZILLOW, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Seattle, Washington

April 16, 2013

Dear Shareholders:

You are cordially invited to attend the Zillow, Inc. 2013 Annual Meeting of Shareholders on May 31, 2013 at 8:00 a.m. (Pacific Time). The meeting will be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington. Our board of directors has fixed the close of business on April 2, 2013 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting of our shareholders and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including proposals for the election of directors, approval of an amendment to our Zillow, Inc. Amended and Restated 2011 Incentive Plan, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Our board of directors recommends that you vote FOR each of the proposals described in this Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the meeting in person. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously submitted your vote.

Sincerely,

Richard N. Barton	Spencer M. Rascoff

Executive Chairman	Chief Executive Officer

ZILLOW, INC.

1301 Second Avenue, Floor 31

Seattle, WA 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 31, 2013

The 2013 Annual Meeting of Shareholders of Zillow, Inc. (the “Annual Meeting”) will be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington, on May 31, 2013 at 8:00 a.m. (Pacific Time) for the following purposes:

1.	To elect two directors nominated by our board of directors to serve until the 2016 Annual Meeting of Shareholders;

2.	To approve an amendment to our Zillow, Inc. Amended and Restated 2011 Incentive Plan to increase the number of authorized shares available for awards under the plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on April 2, 2013 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

In accordance with Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about April 16, 2013, and provided access to our proxy materials over the Internet, beginning on or shortly after April 16, 2013, to the holders of record and beneficial owners of our common stock as of the close of business on the Record Date.

Our shareholders and persons holding proxies from shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By order of the board of directors,

Kathleen Philips

General Counsel and Secretary

Seattle, Washington

April 16, 2013

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Shareholders to be Held on May 31, 2013

This Proxy Statement and the 2012 Annual Report are available at:

http://investors.zillow.com/noticeaccess.cfm

-i-

ZILLOW, INC.

1301 Second Avenue, Floor 31

Seattle, WA 98101

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION CONCERNING PROXIES AND VOTING AT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Zillow, Inc. (“Zillow,” the “Company,” “we,” “us,” or “our”), a Washington corporation, of proxies to be voted at our 2013 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. In accordance with rules of the Securities and Exchange Commission (the “SEC”), we sent a Notice of Internet Availability of Proxy Materials on or about April 16, 2013 and provided access to our proxy materials over the Internet beginning on or shortly after April 16, 2013, to the holders of record and beneficial owners of our common stock as of the close of business on April 2, 2013 (the “Record Date”).

The Annual Meeting will be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington, on May 31, 2013 at 8:00 a.m. (Pacific Time).

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain current executive officers for fiscal year 2012, and other information.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock at the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and vote at the Annual Meeting. As of the close of business on the Record Date, there were 27,208,820 shares of Class A common stock and 7,268,626 shares of Class B common stock outstanding and entitled to vote.

How many votes do I have?

On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own names.

If on April 2, 2013, your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning a proxy card to ensure your vote is counted.

If on April 2, 2013, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.	The election of two directors nominated by our board of directors to serve until the 2016 Annual Meeting of Shareholders;

2.	Approval of an amendment to our Zillow, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”) to increase the number of authorized shares available for awards under the plan; and

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

We will also consider any other business that may properly come before the Annual Meeting.

How do I vote?

Vote by Internet. Shareholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

Vote by Telephone. Shareholders of record may submit proxies using any touch-tone telephone from within the United States and Canada by calling toll free 1-800-652-VOTE (8683) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Mail. Shareholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do they affect the proposals?” regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.

Vote in Person at the Annual Meeting. All shareholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (c) attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting in person. Shareholders of record may send any written notice or request for a new proxy card via regular mail to Zillow, Inc., c/o Computershare P.O. Box 43006, Providence, R.I. 02940-3006, online at https://www-us.computershare.com/investor/contact, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Shareholders of record may also request a new proxy card by calling (866) 411-1103.

If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

What constitutes a quorum at the Annual Meeting?

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect directors and approve each of the other proposals described in this Proxy Statement?

With respect to Proposal No. 1, the election of directors, the two directors receiving the largest number of votes will be elected. With respect to Proposal Nos. 2 and 3, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved.

What are “broker non-votes” and how do they affect the proposals?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposal Nos. 1 or 2, the broker may not exercise discretion to vote for or against those proposals. With respect to Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Abstentions and broker non-votes are not counted as votes in favor of or against any proposal.

Who will pay for the cost of this proxy solicitation?

Zillow will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Zillow common stock and to request authority for the exercise of proxies. In such cases, Zillow, upon the request of the brokers, trusts, banks and other shareholder nominees, will reimburse such holders for their reasonable expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

When will Zillow announce the results of the voting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

What are the requirements for admission to the Annual Meeting?

Only shareholders and persons holding proxies from shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee that holds your shares, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Attendance at the Annual Meeting without voting or revoking a previously submitted proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

As of April 2, 2013, the board of directors was composed of eight members, divided into three classes as follows:

•	Class I directors: Erik Blachford, Spencer M. Rascoff and Gordon Stephenson, whose current terms will expire at our annual meeting of shareholders to be held in 2015;

•	Class II directors: Richard N. Barton and Lloyd D. Frink, whose current terms will expire at the Annual Meeting; and

•	Class III directors: J. William Gurley, Jay C. Hoag and Gregory B. Maffei, whose current terms will expire at our annual meeting of shareholders to be held in 2014.

If elected at the Annual Meeting, Messrs. Barton and Frink will serve until the 2016 Annual Meeting of Shareholders or until their respective successor is duly elected and qualified, whichever is later, or until their earlier death, resignation or retirement. Proxies will be voted in favor of Messrs. Barton and Frink unless the shareholder indicates otherwise on the proxy. Messrs. Barton and Frink have consented to being named as nominees in this Proxy Statement and have agreed to serve if elected. The board of directors expects that each of the nominees will be able to serve, but if either of them becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board.

Nominees for Election to a Three-Year Term Expiring at the 2016 Annual Meeting of Shareholders

Richard N. Barton

Richard N. Barton (age 45) is our co-founder and has served as our Executive Chairman since September 2010. Mr. Barton has been a member of our board of directors since our inception in December 2004 and served as our Chief Executive Officer from our inception until September 2010. Mr. Barton has served as a venture partner at Benchmark Capital, a venture capital firm, since February 2005. Prior to co-founding our company, Mr. Barton founded Expedia as a group within Microsoft Corporation, a software company, in 1994, which Microsoft spun out as Expedia, Inc., an online travel company, in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and has served as Non-Executive Chairman of Glassdoor.com, a salaries and reviews website for companies, since January 2008 and Trover, a mobile discovery network, since March 2010, and serves on the boards of directors of several other privately held companies. Mr. Barton also serves on the board of directors of Netflix, Inc., an online media subscription service provider. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University. Mr. Barton is qualified to serve on our board of directors because of the strategic and technical insight he brings as a founder of companies in the Internet industry, including experience in marketing products to consumers through the Internet, and because of his extensive and in-depth knowledge of our business as one of our co-founders and as one of our largest shareholders. As a former chief executive officer and director of other public companies, Mr. Barton brings managerial, operational and corporate governance experience to our board of directors.

Lloyd D. Frink

Lloyd D. Frink (age 48) is our co-founder and has served as our Vice Chairman since March 2011, as a member of our board of directors since our inception in December 2004, and as our President since February 2005. Mr. Frink previously served as our Vice President from December 2004 to February 2005, as our Treasurer from December 2009 to March 2011 and as our Chief Strategy Officer from September 2010 to March 2011. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, where he worked in many leadership roles, including as part of the original Expedia team and as a Group Program Manager from 1991 to 1995 and 1997 to 1999. Mr. Frink holds an A.B. in Economics from Stanford University. Mr. Frink is qualified to serve on our board of directors because of his extensive background and experience with Internet-based and technology companies, including experience in marketing products to consumers through the Internet, combined with his in-depth knowledge of our business as one of our co-founders and as one of our largest shareholders.

The Board of Directors Recommends a Vote “FOR”

Each of the Board’s Nominees.

Directors Continuing in Office Until the 2014 Annual Meeting of Shareholders

J. William Gurley

J. William Gurley (age 46) has served as a member of our board of directors since October 2005. Mr. Gurley serves as a general partner of Benchmark Capital, a venture capital firm, which he joined in March 1999. Prior to joining Benchmark Capital, Mr. Gurley was a partner with Hummer Winblad Venture Partners, a venture capital firm, from 1997 to 1998 and a research analyst for Credit Suisse First Boston, an investment bank, from 1993 to 1996. From 1989 to 1991, Mr. Gurley served as a design engineer at Compaq Computer Corporation, a personal computer company that was acquired by Hewlett-Packard in 2002. Mr. Gurley has also served on the board of directors of OpenTable, Inc., an online restaurant reservations service provider, since 2000, in addition to serving on the boards of directors of several privately held companies. Mr. Gurley previously served as a member of the boards of directors of Shopping.com, a price comparison service, which was acquired by eBay, Inc., from 1999 to 2005 and JAMDAT Mobile Inc., a mobile entertainment provider, which was acquired by Electronic Arts, Inc., from 2003 to 2006. Mr. Gurley holds a B.S. in Computer Science from the University of Florida and an M.B.A. from the University of Texas. Mr. Gurley is qualified to serve on our board of directors because of the strategic insights and financial experience he brings as a venture capital investor. Due to Mr. Gurley’s service on the boards of directors of a variety of private and public companies in the Internet and technology industries, he is familiar with a full range of corporate and board functions.

Jay C. Hoag

Jay C. Hoag (age 54) has served as a member of our board of directors since October 2005. Since June 1995, Mr. Hoag has served as a founding General Partner at Technology Crossover Ventures, a private equity and venture capital firm. Mr. Hoag has served on the boards of directors of Electronic Arts Inc., an interactive entertainment software company, since September 2011, Netflix, Inc., since 1999, and Tech Target, Inc., a marketing service provider, since 2004. Mr. Hoag served on the boards of directors of TheStreet, Inc., a financial media company, from November 2007 to January 2009. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan. As a venture capital investor, Mr. Hoag brings strategic insights and financial experience to our board of directors. He has evaluated, invested in and served as a board member of numerous companies, both public and private and is familiar with a full range of corporate and board functions. His many years of experience helping companies share and implement strategy provide our board of directors with unique perspectives on matters such as risk management, corporate governance, talent selection and management.

Gregory B. Maffei

Gregory B. Maffei (age 52) has served as a member of our board of directors since May 2005. Mr. Maffei has served as Chief Executive Officer of Liberty Media Corporation and Liberty Interactive Corporation, holding companies of businesses in the electronic retailing, media, communications and entertainment industry, since February 2006 and served as Chief Executive Officer-Elect from November 2005 to February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, a business software and hardware systems company, during 2005 and as Chairman and Chief Executive Officer of 360networks Corporation, a wholesale provider of Internet connectivity services, from 2000 until 2005. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000. Mr. Maffei has served on the board of directors of Barnes & Noble, Inc., a bookseller, since September 2011, Live Nation Entertainment, Inc., a live entertainment and ecommerce company, since February 2011, Sirius XM Radio Inc., a satellite radio company, since 2009, and Electronic Arts, Inc. since 2003. Mr. Maffei served on the board of directors of DIRECTV (or its predecessor), a provider of digital television entertainment services, from June 2008 to June 2010, as a director of Expedia, Inc. from 1999 to 2003 and Chairman from 1999 to 2002, and as a director of Starbucks Corporation, a retailer of specialty coffee, from 1999 to 2006. Mr. Maffei holds an A.B. from Dartmouth College and an M.B.A. from Harvard Business School, where he was a Baker Scholar. Mr. Maffei is qualified to serve on our board of directors because he brings significant financial and operations experience due to his current and former leadership roles at public companies in the technology industry. Mr. Maffei provides our board of directors with an executive and leadership perspective on the operations and management of large public companies and risk management principles.

Directors Continuing in Office Until the 2015 Annual Meeting of Shareholders

Erik Blachford

Erik Blachford (age 46) has served as a member of our board of directors since May 2005. Mr. Blachford has served as Executive Chairman at TerraPass, Inc., a carbon offset company, since September 2009, and as a venture partner at Technology Crossover Ventures since March 2011. From September 2009 to January 2011, Mr. Blachford served as Chairman and Chief Executive Officer at Butterfield & Robinson Travel, a luxury tour operator. From May 2007 to August 2009, Mr. Blachford served as Chief Executive Officer at TerraPass, Inc. From January 2005 to April 2007, Mr. Blachford was an active independent investor in a variety of early stage private companies. From March 2003 to December 2004, Mr. Blachford served as Chief Executive Officer of Expedia, Inc. and Chief Executive Officer of IAC Travel, the travel division of IAC/InterActiveCorp, a holding company of Internet businesses. From January 2003 to December 2004, Mr. Blachford served as President of Expedia North America and Expedia Senior Vice President of Marketing & Programming. Mr. Blachford previously served on the boards of directors of Expedia, Inc. from April 2003 to September 2003, and Points International Ltd., a reward-program management portal, from June 2003 to December 2004. Mr. Blachford currently serves as a member of the boards of directors of several privately held companies. Mr. Blachford also serves on the U.S. National Council of the World Wildlife Fund. Mr. Blachford holds a B.A. in English and a certificate in theater from Princeton University, and an M.B.A. from Columbia University’s Graduate School of Business. Mr. Blachford is qualified to serve on our board of directors because he brings strategic, operational and corporate governance experience as a former chief executive officer and director of a public company in the Internet industry. In addition, Mr. Blachford brings experience with respect to marketing products to consumers through the Internet.

Spencer M. Rascoff

Spencer M. Rascoff (age 37) has served as our Chief Executive Officer since September 2010 and has served as a member of our board of directors since July 2011. Mr. Rascoff joined our company as one of our founding employees in 2005 as Vice President of Marketing and Chief Financial Officer and served as our Chief Operating Officer from December 2008 until he was promoted to Chief Executive Officer. From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia, Inc. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, Expedia, Inc.’s parent company at the time. Mr. Rascoff served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm, and also held other positions at TPG Capital, Bear Stearns and Allen & Company, each investment firms, prior to that time. Mr. Rascoff serves on the board of directors of Room 77, a privately held online travel company, Switchfly, Inc., formerly known as ezRez Software, Inc., a privately held travel software company, and Julep Beauty Incorporated, a privately held beauty products company. Mr. Rascoff graduated cum laude with a B.A. in Government from Harvard University, and he serves on Harvard University’s Digital Community & Social Networking Advisory Group. Mr. Rascoff is qualified to serve on our board of directors due to the perspective and experience he brings as our Chief Executive Officer and his extensive background in the Internet industry.

Gordon Stephenson

Gordon Stephenson (age 47) has served as a member of our board of directors since May 2005. Mr. Stephenson is the co-founder and has been the Managing Broker of Real Property Associates (“RPA”), an independent real estate brokerage in the Pacific Northwest, since its inception in 1991. Prior to founding RPA, Mr. Stephenson was an associate broker with Prudential MacPhersons and Windermere Real Estate, both of which are real estate sales and brokerage companies based in Seattle, Washington. Mr. Stephenson holds an A.B. in Economics from Stanford University. Mr. Stephenson is qualified to serve on our board of directors because he brings extensive experience in the real estate industry as a founder and manager of a real estate brokerage firm.

CORPORATE GOVERNANCE

Board of Directors

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2012, our board of directors met 10 times, including telephonic meetings, the audit committee held four meetings, the compensation committee held two meetings and the nominating and corporate governance committee held one meeting. During 2012, each member of the board of directors attended 75% or more of the aggregate number of meetings of the board and committees on which he served that were held during his term of service. We encourage all of our directors and nominees for director to attend our annual meeting of shareholders. Each of our directors attended the 2012 Annual Meeting of Shareholders.

Our board of directors has undertaken a review of the independence of each of the persons who served as our director during 2012. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Blachford, Gurley, Hoag, Maffei and Stephenson do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of The Nasdaq Global Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

The board of directors also considered the following transactions, relationships and arrangements that are not required to be disclosed in this Proxy Statement as related person transactions. With respect to the independence of Mr. Gurley, the board considered that Mr. Barton, one of our founders and our Executive Chairman, provides advisory services in a non-employee capacity to Benchmark Capital, a venture capital firm where Mr. Gurley serves as a General Partner. These services include the identification and evaluation for Benchmark Capital of potential investments and related advice. Mr. Barton has also invested in certain of Benchmark Capital’s venture capital funds, which capital commitments represent less than 0.5% of the total committed capital of each of the funds. In exchange for Mr. Barton’s services, Benchmark Capital pays a portion of Mr. Barton’s capital commitments to the funds. With respect to the independence of Mr. Hoag, the board of directors considered that Messrs. Barton and Rascoff have invested in TCV V, L.P., a private equity and venture capital fund, and other related funds of Technology Crossover Ventures, or TCV Funds. Mr. Hoag is a member of the general partner of the TCV Funds. Each of Mr. Barton’s and Mr. Rascoff’s capital commitments in these funds represent less than 0.1% of the total committed capital of the funds. With respect to the independence of Mr. Blachford, the board considered that (a) Messrs. Blachford and Barton are 50% co-owners of a condominium, (b) Mr. Blachford serves on the boards of directors of two privately held companies in which Mr. Barton is an investor and, for one of the companies, also serves as a board member, and (c) Mr. Blachford serves as a venture partner of TCMI, Inc., a management entity associated with the TCV Funds. With respect to the independence of Mr. Stephenson, the board of directors considered that (a) Mr. Stephenson participates in our Premier Agent program and (b) RPA represented certain of our executive officers as agent in the acquisition or sale of residential real estate in 2012 pursuant to which RPA received commissions consistent with industry standards. Mr. Stephenson is the Managing Broker of RPA. The independent directors periodically meet in executive session.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, a copy of which is posted on our website at http://investors.zillow.com/Governance.cfm, our board of directors does not have a policy as to whether the offices of chair of the board and Chief Executive Officer should be separate. Our board of directors believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for our company. The board of directors believes that its current leadership structure, with Mr. Barton serving as Executive Chairman and Mr. Rascoff serving as Chief Executive Officer, is appropriate because it enables the board as a whole to engage in oversight of management, promote communication between management and the board and oversee governance matters while allowing our Chief Executive Officer to focus on his primary responsibility for the operational leadership and strategic direction of the Company. In addition, the board of directors benefits from the perspective and insights of Messrs. Barton and Rascoff as a result of their extensive experience in the Internet industry. The board of directors does not believe that its role in risk oversight has affected the board’s leadership structure.

Risk Oversight

The board of directors considers the assessment of company risks and strategies for risk mitigation to be a responsibility of the entire board (as reported by and through the appropriate committee in the case of risks that are under the purview of a particular committee). The compensation committee provides oversight of our compensation philosophy and the objectives of our compensation programs, including the evaluation of whether our incentive compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on us. The nominating and governance committee oversees risks associated with corporate governance and the composition of our board of directors, including the independence of board members. The audit committee provides oversight concerning our major financial risk exposures and the steps management has taken, including the implementation of enterprise risk management programs, to monitor and control such exposures. Each committee reports on its discussions to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate its risk oversight roles.

Board Committees

The board of directors currently has the following standing committees: audit, compensation, and nominating and governance. The board of directors may, from time to time, form a new committee or disband a current committee depending on the circumstances and needs of the Company. Each committee complies with the independence and other requirements established by the SEC, Nasdaq and applicable laws and regulations. Membership of the standing committees is determined annually by the board of directors. Adjustments to committee assignments may be made at any time.

The board of directors has adopted a written charter for each standing committee. Shareholders may access a copy of each standing committee’s charter on the Investor Relations section of our website at http://investors.zillow.com/Governance.cfm. A summary of the duties and responsibilities of each committee is set forth below.

Audit Committee

Our audit committee consists of Erik Blachford, J. William Gurley and Gregory B. Maffei, with Mr. Maffei serving as Chair. Our audit committee oversees our corporate accounting and financial reporting process, internal accounting and financial controls and audits of the financial statements. Our audit committee also (a) evaluates the independent auditor’s qualifications, independence and performance; (b) engages and provides for the compensation of the independent auditor; (c) establishes the policies and procedures for the retention of the independent auditor to perform any proposed permissible non-audit services; (d) reviews our annual audited financial statements; (e) reviews our critical accounting policies, our disclosure controls and procedures and internal controls over financial reporting; (f) discusses with management and the independent auditor the results of the annual audit and the reviews of our quarterly unaudited financial statements; and (g) reviews related-person transactions that are disclosed under Item 404 of Regulation S-K. Our board of directors has determined that each of our audit committee members meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Global Market. In making this determination, our board of directors considered that Benchmark Capital, where Mr. Gurley serves as a General Partner, beneficially owned approximately 5% of our Class A common stock. However, because Benchmark Capital’s ownership represented less than 10% of the outstanding voting power of our capital stock, our board of directors concluded that such beneficial ownership does not cause Benchmark Capital or Mr. Gurley to be an “affiliate” of our company that would impair Mr. Gurley’s independence as a member of our audit committee. Our board of directors has determined that each of Messrs. Blachford, Mr. Gurley and Mr. Maffei is an audit committee financial expert as defined under the applicable rules and regulations of the SEC.

Compensation Committee

Our compensation committee consists of Erik Blachford, Jay C. Hoag and Gordon Stephenson, with Mr. Hoag serving as Chair. Our compensation committee reviews our overall compensation philosophy and policies relating to the compensation and benefits of our officers and employees, reviews and approves goals and objectives relevant to compensation of our Chief Executive Officer and other senior officers, evaluates the performance of these officers in light of those goals and objectives, sets compensation of these officers based on such evaluations and otherwise oversees our compensation and benefit plans, policies and programs for our executive officers and non-employee directors of our board of directors. As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the Chief Executive Officer’s assessment of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program in making its determination.

Pursuant to its charter, the compensation committee may engage compensation consultants or other advisors to assist the committee in carrying out its duties. For 2012 executive compensation, at the request of our compensation committee, our Executive Chairman, Mr. Barton, retained Barney & Barney LLC, a compensation consulting firm, to conduct a total direct compensation analysis of chief executive officer compensation at certain selected companies. Barney & Barney LLC provided this compensation data from publicly available proxy statements of companies identified by certain of our executive officers as peer companies. Barney & Barney LLC did not provide any other services to the compensation committee, management, or the Company and only received fees from the Company on behalf of our compensation committee. The compensation committee used the information provided by Barney & Barney LLC as a reference point and as one factor among many in making certain decisions about the compensation of our Chief Executive Officer, described further below in “Named Executive Officer Compensation – Compensation Discussion and Analysis.” Barney & Barney LLC did not make recommendations to our compensation committee for changes to our executive compensation program.

The compensation committee also administers the issuance of stock options and other awards under our stock plans. Pursuant to its charter, the compensation committee may form and delegate authority to subcommittees and delegate authority to one or more designated members of the committee. The compensation committee may also delegate to senior executive officers the authority to make certain grants of equity-based compensation to non-officer employees, subject to restrictions set forth in the charter and under applicable laws. Upon the recommendation of the compensation committee, the board of directors delegated to Messrs. Rascoff, Barton and Frink the authority to grant equity awards to non-officer employees under the 2011 Plan, subject to certain restrictions. Pursuant to such authority, these individuals routinely act to grant equity awards to our newly hired non-officer employees.

Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of The Nasdaq Global Market and the Internal Revenue Code of 1986, as amended (the “Code”). For additional discussion of the processes and procedures the compensation committee has used to determine executive officer and non-employee director compensation, please refer to the sections entitled, “Named Executive Officer – Compensation Discussion and Analysis – How We Set Executive Compensation” and “Director Compensation,” respectively.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee in 2012 was, at any time during 2012 or at any other time, an officer or employee of Zillow, and, except as described in the section entitled “Certain Relationships and Related Person Transaction,” none had or has any relationships with Zillow that are required to be disclosed under Item 404 of Regulation S-K. None of Zillow’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2012.

Nominating and Governance Committee

Our nominating and governance committee consists of J. William Gurley and Gordon Stephenson, with Mr. Gurley serving as Chair. The nominating and governance committee is responsible for overseeing evaluations of our board of directors and its committees and making recommendations regarding candidates to serve on our board and the size and composition of our board. In making such recommendations, the nominating and governance committee considers director selection guidelines approved by our board of directors. The nominating and governance committee does not have a formal policy with respect to diversity, which includes age, geography, professional, or other factors; however, the nominating and governance committee and the board of directors believe it essential to have directors representing diverse viewpoints. Diversity is one factor considered by the nominating and governance committee in determining the needs of the board of directors and evaluating director candidates to fill such needs. The nominating and governance committee has the authority to retain a search firm to identify director candidates. As the nominating and governance committee deems appropriate, it may also retain independent counsel and other advisors to assist it with carrying out its duties. In addition, the nominating and governance committee is responsible for overseeing our governance guidelines and reporting and making recommendations concerning governance matters.

Pursuant to its charter, the nominating and governance committee will also consider qualified director candidates recommended by our shareholders. The nominating and governance committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors. Shareholders can recommend director candidates by following the instructions outlined below in the section entitled “Additional Information – Consideration of Shareholder-Recommended Director Nominees.” No nominations for director were submitted to the nominating and governance committee for consideration by any of our shareholders in connection with the Annual Meeting.

DIRECTOR COMPENSATION

2012 Director Compensation Table

During 2012, we compensated our non-employee directors solely with stock options. Our employee directors, Messrs. Rascoff, Barton and Frink, do not receive compensation for their board service. The following table provides information regarding the compensation of our non-employee directors during 2012. The compensation of Mr. Rascoff, our Chief Executive Officer and also a member of our board of directors, is discussed in the Compensation Discussion and Analysis and in the related tables.

Name	Option Awards ($)(1)	Total ($)
Erik Blachford	100,000	100,000
J. William Gurley	100,000	100,000
Jay C. Hoag	100,000	100,000
Gregory B. Maffei	100,000	100,000
Gordon Stephenson	100,000	100,000

(1)	Amounts reflect aggregate grant date fair value of the option awards granted, computed, as of the grant date, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). Assumptions used to calculate these amounts are described in Note 11, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. On March 1, 2012, each of the non-employee directors received an annual stock option grant to purchase 9,001 shares of our Class A common stock with a grant date fair value of $100,000. Each stock option grant was fully vested on such date. As of December 31, 2012, our non-employee directors held stock options to purchase the following number of shares of our Class A common stock: Mr. Blachford, 13,438; Mr. Gurley, 9,001; Mr. Hoag, 13,438; Mr. Maffei, 20,834; and Mr. Stephenson, 20,834. Mr. Barton and Mr. Frink do not hold any stock options to purchase shares of our Class A common stock.

Time and Manner of Compensation

We have implemented a formal program under the 2011 Plan pursuant to which, on March 1 of each year, our non-employee directors who have served for at least 12 months on our board of directors are eligible to receive stock option grants as compensation for the prior year’s service on our board and committees of our board. The automatic annual grants are for that number of shares of Class A common stock having a Black-Scholes-Merton value of $100,000 on the date of grant and are fully vested on such date. Directors who are initially elected or appointed to the board of directors during the 12-month period prior to a grant date automatically receive a prorated annual option grant on March 1 after their initial election or appointment to the board, based on the number of full calendar months that have elapsed between the date of the director’s initial election or appointment to the board and the March 1 grant date. Stock options granted under the program have seven-year terms, subject to earlier termination in the event of a director’s termination of service, and have a per share exercise price equal to the closing price of our Class A common stock on the date of grant. Under this program, on March 1, 2012, each non-employee director received a stock option to purchase 9,001 shares of our Class A common stock, and on March 1, 2013, each non-employee director received a stock option to purchase 6,138 shares of our Class A common stock. We also reimburse our directors for expenses associated with attending meetings of our board of directors and board committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2012 with respect to our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Shareholders(1)(2)	5,758,409	(3)	$13.74	(118,329	)(4)
Equity Compensation Plans Not Approved by Shareholders	0		0	0
Total	5,758,409	(3)	$13.74	(118,329	)(4)

(1)	Includes the Zillow, Inc. Amended and Restated 2005 Equity Plan (the “2005 Plan”) and the 2011 Plan. The 2005 Plan was terminated in July 2011, and no new awards may be granted thereunder.
(2)	The 2011 Plan contains an “evergreen” provision, pursuant to which the number of shares of Class A common stock available for issuance under the 2011 Plan can be increased on the first day of each of our fiscal years beginning in 2013, equal to the least of (a) 3.5% of our outstanding Class A common stock and Class B common stock on a fully diluted basis as of the end of our immediately preceding fiscal year, (b) 3,500,000 shares, and (c) a lesser amount determined by our board of directors; provided, however, that any shares from any increases in previous years that are not actually issued will continue to be available for issuance under the 2011 Plan.
(3)	Does not include 144,270 shares of restricted stock granted pursuant to our 2011 Plan. Includes 295,737 restricted stock units and stock option awards for an aggregate of 68,374 shares, which stock option awards were granted in substitution of awards previously granted by companies we acquired in 2012 and which stock option awards do not reduce the number of shares available for future issuance under the 2011 Plan. Includes a stock option award for 500,000 shares granted to our Chief Executive Officer in December 2012, of which a portion for 134,072 shares is subject to shareholder approval of a share increase under our 2011 Plan, as set forth in Proposal 2. Until such shareholder approval is obtained, this portion of the stock option award is not exercisable.
(4)	Does not include 1,500,000 shares that will become available for issuance under the 2011 Plan upon shareholder approval of Proposal 2 and also excludes 1,387,064 shares that became available for issuance under the 2011 Plan on January 1, 2013 pursuant to the “evergreen” provision.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR ZILLOW, INC. AMENDED

AND RESTATED 2011 INCENTIVE PLAN

The board of directors, the compensation committee and our management all believe that the effective use of share-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute our business plans and achieve strong performance in the future by providing a direct link between compensation and long-term shareholder value creation. On March 13, 2013, our board of directors, upon the recommendation of our compensation committee, adopted an amendment (the “Amendment”) to the 2011 Plan, subject to approval of our shareholders. Pursuant to the Amendment, we are asking for approval of an increase in the number of shares of Class A common stock authorized for issuance by 1,500,000 shares, enabling the continued use of the 2011 Plan for share-based awards.

By increasing the number of shares authorized under the 2011 Plan, we believe we will have the flexibility to continue to provide equity incentives in amounts determined to be appropriate by our compensation committee, particularly in light of our increased employee headcount during 2012 from 329 full-time employees to 560 full-time employees as the result of our growth and recent acquisitions. We make grants under the 2011 Plan to all our employees, generally initially upon hire and then annually based on performance during the prior year. Lack of available equity will severely limit our ability to attract, retain and motivate individuals integral to achieving our business objectives.

Except for the Amendment to the 2011 Plan to increase the number of shares authorized for issuance by 1,500,000, we are not otherwise proposing to amend the 2011 Plan.

Highlights of the Proposed Amendment

The 2011 Plan authorizes the board of directors or the compensation committee to award stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of our Class A common stock for the purpose of attracting, retaining and motivating the caliber of employees and directors essential for achievement of our success.

We propose to increase the maximum aggregate number of shares of our Class A common stock authorized for issuance under the 2011 Plan by 1,500,000 shares, subject to shareholder approval of the proposed Amendment to the 2011 Plan. As of April 2, 2013, and excluding the requested share increase and certain options granted to our Chief Executive Officer that are subject to shareholder approval of this Proposal 2, described below, approximately 370,994 shares of Class A common stock remain available for future grants of awards under the 2011 Plan, calculated as follows:

Shares authorized for issuance under the 2011 Plan as of April 2, 2013 (including pursuant to the 2011 Plan’s “evergreen” provision), plus	3,735,470

Shares that became available under the 2011 Plan pursuant to cancellation or forfeiture of awards under our predecessor plan, the 2005 Plan, between July 19, 2011 (the effective date of the 2011 Plan) and April 2, 2013, minus	94,976

Shares subject to awards granted under the 2011 Plan between July 19, 2011 and April 2, 2013, net of cancellations and forfeitures*	3,459,452

Shares remaining available for future grant under the 2011 Plan, as of April 2, 2013	370,994

*	The numbers above exclude stock option awards for an aggregate of 68,374 shares granted in substitution of awards previously granted by companies we acquired in 2012. Pursuant to the terms of the 2011 Plan, such stock option awards do not reduce the number of shares available for future issuance under the 2011 Plan.

If shareholders approve the proposed Amendment to our 2011 Plan, the total number of shares of Class A common stock available for new grants under the 2011 Plan, plus the number of shares subject to outstanding awards under our 2011 Plan and our 2005 Plan as of April 2, 2013 (including substituted awards and the grants to our Chief Executive Officer described below), would be approximately 8,804,968 shares of Class A common stock. As of April 2, 2013, approximately 27,208,820 shares of our Class A common stock were outstanding. Including the option awards granted to our Chief Executive Officer that are subject to shareholder approval of this Proposal 2, if shareholders approve the proposed Amendment of our 2011 Plan, 1,236,922 shares of Class A common stock will be available for new grants under the 2011 Plan, as amended.

The 2011 Plan contains an “evergreen” provision, pursuant to which the number of shares of Class A common stock reserved for issuance under the 2011 Plan will increase on the first day of each of our fiscal years beginning in 2013, by a number of shares equal to the least of (a) 3.5% of our outstanding Class A common stock and Class B common stock on a fully diluted basis as of the end of our immediately preceding fiscal year, (b) 3,500,000 shares, and (c) a lesser amount determined by our board of directors; provided, however, that any shares from any increases in previous years that are not actually issued will continue to be available for issuance. Effective on January 1, 2013, 1,387,064 additional shares of Class A common stock became available for issuance under the 2011 Plan pursuant to this “evergreen” provision.

The following stock option grants, or portions thereof, made in 2012 and 2013 by our compensation committee to our Chief Executive Officer are subject to shareholder approval of this Proposal 2:

•	An option granted in December 2012 to purchase 500,000 shares of our Class A common stock, of which 134,072 shares subject to the option are subject to shareholder approval of this Proposal 2.

•	An option granted in January 2013 to purchase 500,000 shares of our Class A common stock, which option is wholly subject to shareholder approval of this Proposal 2.

No portion of the foregoing option grants that are subject to shareholder approval of this Proposal 2 is exercisable until such shareholder approval has been obtained. If shareholder approval of this Proposal 2 is not obtained, the portion of the option granted in 2012 that is subject to shareholder approval of this Proposal 2 and the option granted in 2013 will be cancelled.

The principal features of the 2011 Plan as it exists today and as it is proposed to be amended, subject to shareholder approval, are summarized below. This summary does not contain all information about the 2011 Plan. A copy of the complete text of the 2011 Plan as it exists today can be found at Appendix A to our definitive proxy statement for our 2012 Annual Meeting of Shareholders filed with the SEC on April 17, 2012, and a copy of the proposed Amendment to the 2011 Plan is included in Appendix A to this Proxy Statement as Amendment No. 1 to the 2011 Plan. The following description is qualified in its entirety by reference to the full text of the 2011 Plan and the proposed Amendment No. 1, which are incorporated herein by reference.

Summary of the 2011 Plan as Proposed to Be Amended

Purpose. The purpose of the 2011 Plan is to attract, retain and motivate our employees, officers, directors, consultants, agents, advisors and independent contractors by providing them with the opportunity to acquire an equity interest in us and to align their interests and efforts to the long-term interests of our shareholders.

Administration. Our board of directors or the compensation committee of our board is authorized to administer the 2011 Plan. Our board of directors may delegate concurrent administration of the 2011 Plan to different committees consisting of two or more members of our board or to one or more senior executive officers in accordance with the 2011 Plan’s terms. The plan administrator is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares subject to awards, and the other terms, conditions and provisions of such awards. References to the “committee” below are, as applicable, to our board of directors or the compensation committee, or other committee or officers that may be authorized to administer the 2011 Plan.

Eligibility. Awards may be granted under the 2011 Plan to our employees, officers, directors, consultants, agents, advisors and independent contractors and those of our subsidiaries and other related companies. As of April 2, 2013, approximately 625 employees, including eight executive officers, and five non-employee directors were eligible to participate in the 2011 Plan.

Share Reserve. The 2011 Plan authorizes the issuance of up to 3,800,000 shares of our Class A common stock, which includes the 1,500,000 share increase requested. In addition, as of July 19, 2011, the effective date of the 2011 Plan, any shares not issued or subject to existing awards under our 2005 Plan, plus any shares then subject to outstanding awards under our 2005 Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in vested or nonforfeitable shares), will automatically become available for issuance under the 2011 Plan, up to an aggregate maximum of 5,569,773 shares. As of April 2, 2013, 3,981,540 shares of our Class A common stock have been issued upon exercise of options granted under our 2005 Plan and accordingly cannot become available for issuance under the 2011 Plan. The number of shares authorized under the 2011 Plan also is increased each January beginning in 2013 by an amount equal to the least of (a) 3.5% of our outstanding Class A common stock and Class B common stock on a fully diluted basis as of the end of our immediately preceding fiscal year, (b) 3,500,000 shares, and (c) a lesser amount determined by our board of directors.

On April 2, 2013, the closing price of a share of our Class A common stock on The Nasdaq Global Market was $52.99.

The following shares will be available again for issuance under the 2011 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to the issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or in substitution for previously granted awards by an acquired company will not reduce the number of shares authorized for issuance under the 2011 Plan.

If any change in our common stock occurs by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, statutory share exchange, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2011 Plan, (b) issuable as incentive stock options, (c) issuable as “performance-based” awards and (d) subject to any outstanding award, including the per share price of such securities.

Types of Awards. The 2011 Plan permits the grant of any or all of the following types of awards:

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Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The exercise price of stock options granted under the 2011 Plan must be at least equal to 100% of the fair market value of our Class A common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. Unless the committee otherwise determines, fair market value means, as of a given date, the closing price of our Class A common stock. Options have a maximum term of 10 years from the date of grant, subject to earlier termination following a participant’s termination of employment or service relationship with us.

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Stock Appreciation Rights (“SARs”). The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2011 Plan or on a stand-alone basis. Upon exercise, SARs are the right to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than 10 years, and the term of a tandem SAR cannot exceed the term of the related option.

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Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of Class A common stock, or awards denominated in units of Class A common stock, under the 2011 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the committee.

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Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of Class A common stock, and performance units are units valued by reference to a designated amount of property other than shares of Class A common stock. Both types of awards may be payable in stock, cash or other property, or a combination thereof, upon the attainment of performance criteria and other terms and conditions as established by the committee.

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Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of Class A common stock, subject to the terms of the 2011 Plan and any other terms and conditions determined by the committee.

Repricing. The 2011 Plan permits the committee, without shareholder approval, to (a) reduce the exercise or grant price of an option or SAR after it is granted, (b) cancel an option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or SAR, restricted stock or other equity award, or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

Performance-Based Compensation under Code Section 162(m).

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Performance Goals and Criteria. Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the compensation committee intends to qualify an award under the 2011 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the compensation committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for our company as a whole or any affiliate or business unit (including relative to the performance of other corporations), as reported or calculated by us: cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; share price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The compensation committee may provide, in any award that any evaluation of performance may include or exclude, any of the following events that occur during a performance period: asset write-

downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; gains and losses on asset sales; and impairments.

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Adjustments and Certification. The compensation committee may adjust the amount payable pursuant to an award under the 2011 Plan that is intended to qualify as “performance-based” compensation under Code Section 162(m) downward but not upward. The compensation committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) requires that the compensation committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

•

Limitations. Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted awards, other than performance units, for more than 750,000 shares of Class A common stock in any calendar year period, except that we may make additional one-time grants of such awards for up to 750,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based” compensation cannot exceed $2,000,000 in any calendar year.

Change of Control or Liquidation. Under the 2011 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between a participant and us, the following will apply in the event of a change of control (as defined in the 2011 Plan and summarized in the section entitled “2012 Compensation Tables – Potential Payments Upon Termination or Change of Control” for the 2011 Plan):

•

Upon certain changes of control, such as specified reorganizations, mergers or consolidations, outstanding awards that vest based on continued employment or service will become fully and immediately vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, only if and to the extent the awards are not converted, assumed, substituted for or replaced by a successor company. Except for such specified types of changes of control in which awards are converted, assumed, substituted for or replaced by a successor company, all outstanding awards, other than performance shares, performance units and other performance-based awards, will become fully and immediately vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse immediately prior to the change of control and the awards (other than stock awards) will terminate at the effective time of the change of control.

•

Upon a change of control, all performance shares, performance units and other performance-based awards will be payable based on targeted performance being attained as of the effective date of the change of control and will be paid in accordance with the payout schedule for the award.

•	In the event of certain reorganizations, mergers or consolidations, the committee, in its discretion, may provide that a participant’s outstanding awards will be cashed out.

If we dissolve or liquidate, unless the committee determines otherwise, outstanding awards will terminate immediately prior to such dissolution or liquidation.

Amendment and Termination. Our board of directors or the compensation committee is permitted to amend the 2011 Plan or any outstanding award thereunder, except that only our board is permitted to amend the 2011 Plan if shareholder approval of the amendment is required by applicable law, regulation or stock exchange rule. Amendment of an outstanding award generally may not materially adversely affect a participant’s rights under the award without the participant’s consent, subject to certain limited exceptions set forth in the 2011 Plan.

Our board of directors or the compensation committee may suspend or terminate all or any portion of the 2011 Plan at any time, but in such event, outstanding awards will remain outstanding in accordance with their existing terms and conditions and the 2011 Plan’s terms and conditions. Unless sooner terminated by our board of directors or compensation committee, the 2011 Plan will terminate on June 16, 2021.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2011 Plan generally applicable to us and to participants in the 2011 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of a stock award that is not subject to forfeiture, vesting or other similar restrictions, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards, Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income upon the grant of restricted stock, stock units, performance shares or performance units. Instead, the participant generally will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2011 Plan shall comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Code Section 162(m). Under Code Section 162(m), we are generally prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” under the 2011 Plan is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2011 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2011 Plan until all tax withholding obligations are satisfied.

New Plan Benefits Table

The following table shows the exercise price per share and the number of shares of our Class A common stock subject to the portion of the stock option granted to our Chief Executive Officer in December 2012 and the stock option granted in January 2013 that are each subject to shareholder approval of this Proposal 2.

Name and Position	Exercise Price of Option Awards ($ / Sh)	Number of Shares Subject to Option (#)
Spencer M. Rascoff	28.78	134,072	(1)
Chief Executive Officer	36.36	500,000	(2)

Chad M. Cohen Chief Financial Officer and Treasurer	—	—

David A. Beitel Chief Technology Officer	—	—

Amy C. Bohutinsky Chief Marketing Officer	—	—

Greg M. Schwartz Chief Revenue Officer	—	—

Executive Group	28.78	134,072
	36.36	500,000
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)

Represents a portion of the stock option award for an aggregate of 500,000 shares granted in December 2012 that is subject to shareholder approval of this Proposal 2. The stock option award vests over five years, with one-eighth vesting on December 26, 2013, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on December 26, 2014, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service. The option has a seven year term.

(2)

Represents the stock option granted in January 2013. The stock option award vests over seven years, with one-eighth vesting on January 24, 2016, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on January 24, 2017, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service. The option has a ten year term.

As of April 2, 2013, since inception of the 2011 Plan in July 2011, the following persons and groups have received options to purchase the following number of shares of our Class A common stock: Spencer M. Rascoff, Chief Executive Officer, 1,049,393 shares (of which options to purchase 634,072 shares are subject to shareholder approval of this Proposal 2) ; Chad M. Cohen, Chief Financial Officer and Treasurer, 50,200 shares; David A. Beitel, Chief Technology Officer, 67,697 shares; Amy C. Bohutinsky, Chief Marketing Officer, 61,000 shares; Greg M. Schwartz, Chief Revenue Officer, 61,000 shares; all current executive officers as a group, 1,350,290 shares; all current directors who are not executive officers a group, 75,695 shares; each nominee for election as a director, 0 shares; each associate of any such directors, executive officers or nominees, 0 shares; each other person who received or is to receive 5% of such options, 0 shares; and all employees, including all current officers who are not executive officers, as a group, 2,458,791 shares.

All future awards to employees, officers and consultants under the 2011 Plan are made at the discretion of the committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the 2011 Plan are not determinable at this time. However, please refer to the description of stock option grants made to our named executive officers in the last fiscal year described in the “2012 Grants of Plan-Based Awards Table.” Grants made to our non-employee directors are made under the Company’s director compensation program under the 2011 Plan, which is described above under “Director Compensation.”

The Board of Directors Recommends a Vote “FOR”

the Amendment to our Zillow, Inc. Amended and Restated 2011 Incentive Plan.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of corporate practice. If our shareholders fail to ratify the appointment, the audit committee may reconsider whether to retain Ernst & Young LLP. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of the

Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The audit committee assists our board of directors in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence and performance, (c) our internal audit function, if any, and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Ernst & Young LLP, acting as an independent registered public accounting firm, is responsible for auditing the financial statements prepared by our management.

In connection with our review of our audited financial statements for the fiscal year ended December 31, 2012, we relied on reports received from Ernst & Young LLP as well as the advice and information we received during discussions with our management. In this context, we hereby report as follows:

(i)	The audit committee has reviewed and discussed the audited financial statements for fiscal year 2012 with our management.

(ii)	The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(iii)	The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv)	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the audit committee recommended to our board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Members of the audit committee:

Gregory B. Maffei (Chairman)

Erik Blachford

J. William Gurley

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information regarding the fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2012 and 2011, inclusive of out-of-pocket expenses. All fees described below were approved by the audit committee.

	2012	2011(1)
Audit Fees	$1,058,875	$1,765,001
Audit-Related Fees	$218,258	$135,267
Tax Fees	—	—
All Other Fees	$1,995	$1,995

(1)	Fees billed by Ernst & Young LLP for the fiscal year ended December 31, 2011 have been adjusted since reported in the proxy statement filed on April 17, 2012 in connection with our 2012 Annual Meeting of Shareholders to reflect a change in the classification of certain fees incurred for the audit of financial statements of Diverse Solutions, Inc., which we acquired in October 2011.

Audit Fees

Audit fees of Ernst & Young LLP during the 2012 and 2011 fiscal years include the aggregate fees incurred for the audits of our annual financial statements and the review of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q, services rendered in connection with our registration statements on Form S-3 related to our follow-on offering completed in September 2012, our registration statement on Form S-8 related to our 2011 Plan and the substitution of options in connection with our acquisition of RentJuice Corporation in May 2012, comfort letter consents and other matters related to the SEC.

Audit-Related Fees

Audit-related fees of Ernst & Young LLP during the 2012 and 2011 fiscal years include certain fees incurred for the audit of the financial statements of businesses we acquired. For the 2012 fiscal year, these fees related to the financial statement audit of RentJuice Corporation, which we acquired in May 2012. For the 2011 fiscal year, these fees related to the financial statement audit of Diverse Solutions, Inc., which we acquired in October 2011.

Tax Fees

For the fiscal years ended December 31, 2012 and 2011, there were no fees billed by Ernst & Young LLP for professional services rendered under “Tax Fees” in the chart above.

All Other Fees

Other fees include access to online accounting and tax research software applications and data.

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services

Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee, which is available at http://investors.zillow.com/Governance.cfm. The audit committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of our financial statements and concluded that they were.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 16, 2013:

Name	Age	Position
Spencer M. Rascoff	37	Chief Executive Officer
Richard N. Barton	45	Executive Chairman and Director
Lloyd D. Frink	48	Vice Chairman, President and Director
David A. Beitel	43	Chief Technology Officer
Amy C. Bohutinsky	38	Chief Marketing Officer
Chad M. Cohen	38	Chief Financial Officer and Treasurer
Kathleen Philips	46	General Counsel and Secretary
Greg M. Schwartz	40	Chief Revenue Officer

Executive Officers

For biographical information for Messrs. Barton, Frink and Rascoff, please refer to the section entitled “Proposal 1: Election of Directors”.

David A. Beitel has served as our Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a B.S. and an M.E. in Computer Science, both from Cornell University.

Amy C. Bohutinsky has served as our Chief Marketing Officer since March 2011. Since joining our company in 2005, Ms. Bohutinsky has held many leadership positions, including Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., including Director of Corporate Communications. Ms. Bohutinsky previously worked for Blanc & Otus, a technology public relations firm, from 2000 to 2001 and was formerly a broadcast journalist with various local network affiliates. Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.

Chad M. Cohen has served as our Chief Financial Officer and Treasurer since March 2011. Mr. Cohen served as our Controller from June 2006 to March 2011 and as our Vice President of Finance from September 2010 to March 2011. Mr. Cohen served as Assistant Controller and Financial Integrity Manager for Ticketmaster Entertainment, Inc., a vendor of live event tickets, from 2003 to 2006. Mr. Cohen served as Vice President and Assistant Controller for Countrywide Financial Corporation, a mortgage lender, in 2002. Prior to Mr. Cohen’s employment at Countrywide, he served as Supervising Senior Auditor at Ernst & Young LLP, a provider of assurance, tax, transaction and advisory services, where he worked in their Technology, Communications and Entertainment practice between 1998 and 2002. Mr. Cohen worked as a Financial Planning Analyst for Novellus Systems, a provider of advanced process equipment for the semiconductor industry, from 1997 to 1998. Mr. Cohen holds a B.S. in Business Administration from Boston University and is licensed as a Certified Public Accountant in the State of California (inactive).

Kathleen Philips has served as our General Counsel since July 2010. Ms. Philips served as General Counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as General Counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008 and as General Counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as General Counsel at Hotwire, Inc. from 2001 to 2004 and as its Corporate Counsel from

2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago.

Greg M. Schwartz has served as our Chief Revenue Officer since September 2010. Prior to his promotion to Chief Revenue Officer, Mr. Schwartz served as our Vice President of Sales from March 2007 to September 2010. Prior to joining our company, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a B.A. in Political Science from Hamilton College.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 2, 2013 for:

•	each person who we know beneficially owns more than five percent of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers as set forth in the summary compensation table below; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the address of each beneficial owner listed in the table is Zillow, Inc., 1301 Second Ave, Floor 31, Seattle, Washington 98101.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock and Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 27,208,820 shares of Class A common stock outstanding as of April 2, 2013 and 7,268,626 shares of Class B common stock outstanding as of April 2, 2013. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2013 and the number of shares of Class B common stock held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
5% Security Holders:
Entities Related to Technology Crossover Ventures(2)	3,000,891	11.0	—	—	3.0
Caledonia (Private) Investments Pty Limited(3)	4,354,925	16.0	—	—	4.4
Entities Related to Citadel(4)	2,030,242	7.5	—	—	2.0
T. Rowe Price Associates, Inc.(5)	1,696,740	6.2	—	—	1.7
Wellington Management Company, LLP(6)	1,552,400	5.7	—	—	1.6

Officers and Directors:
Spencer M. Rascoff(7)	665,338	2.4	—	—	*
Richard N. Barton(8)	4,662,009	14.8	4,229,904	58.2	42.4
Lloyd D. Frink(9)	3,817,427	12.6	3,038,722	41.8	30.4
David A. Beitel(10)	315,504	1.2	—	—	*
Chad M. Cohen(11)	10,152	*	—	—	*
Amy C. Bohutinsky(12)	58,096	*	—	—	*
Greg M. Schwartz(13)	157,428	*	—	—	*
Erik Blachford(14)	221,775	*	—	—	*
J. William Gurley(15)	1,380,326	5.1	—	—	1.4
Jay C. Hoag(16)	3,028,543	11.1	—	—	3.0
Gregory B. Maffei(17)	313,200	1.2	—	—	*
Gordon Stephenson(18)	70,974	*	—	—	*
All executive officers and directors as a group (13 persons)(19)	14,720,402	41.5	7,268,626	100.0	78.2

*	Represents beneficial ownership or total voting power of less than 1%.
(1)	Percentage total voting power represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single group. Each holder of Class A common stock shall be entitled to one vote per share of Class A common stock and each holder of Class B common stock shall be entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)	Includes 2,943,729 shares of our Class A common stock beneficially owned by entities related to Technology Crossover Ventures which are held of record by TCV V, L.P., or TCV V, and 57,162 shares of our Class A Common Stock held of record by TCV Member Fund, L.P., or TCV MF, and, together with TCV V, the TCV Funds. The TCV Funds are organized as “blind pool” partnerships in which the limited partners (or equivalents) have no discretion over investment or sale decisions, are not able to withdraw from the TCV Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV Funds. The sole General Partner of TCV V and a General Partner of TCV MF is Technology Crossover Management V, L.L.C., or TCM V. The investment activities of TCM V are managed by Mr. Hoag, one of our directors, Richard H. Kimball, John L. Drew, and Jon Q. Reynolds, Jr., or together, the TCM Members, who share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. The address for each of these persons and entities is c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301. The number of shares shown in the preceding table as beneficially owned by the entities related to Technology Crossover Ventures does not include any shares held by the Hoag Family Trust U/A dtd 8/2/94, or the Hoag Trust, the Hamilton Investments Limited Partnership, the Richard and Kathryn Kimball Family Trust UTA dated 2/23/94, the Kimball 2021 GRAT B DTD 3/16/11, the Drew Family Trust dated 10/5/2004, or the Reynolds Family Trust.
(3)	Based upon a Schedule 13G/A filed with the SEC on April 9, 2013 by Caledonia (Private) Investments Pty Limited. The address of Caledonia (Private) Investments Pty Limited is Level 18, Gateway, One Macquarie Place, Sydney NSW 2000, Australia.
(4)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2013 by Citadel Advisors LLC, Citadel Holdings II LP, Citadel Investment Group II, L.L.C. and Mr. Kenneth Griffin. The entities related to Citadel report that they have shared voting and dispositive power over 2,030,242 shares of Class A common stock. The address of the entities related to Citadel is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603.

(5)	Based upon a Schedule 13G filed with the SEC on February 12, 2013 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports that it has sole voting power over 355,500 shares of Class A common stock and sole dispositive power over 1,696,740 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(6)	Based upon a Schedule 13G filed with the SEC on February 14, 2013 by Wellington Management Company, LLP. Wellington Management Company, LLP reports that it has shared voting power over 929,380 shares of Class A common stock and shared dispositive power over 1,552,400 shares of Class A common stock. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.
(7)	Includes 568,567 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.
(8)	Shares of Class A common stock beneficially owned include 4,229,904 shares of Class B common stock, of which 339,880 shares of Class B common stock are held by Barton Ventures II LLC, or the Barton LLC, and 428,508 shares of Class A common stock held by the Barton Descendants’ Trust dated December 30, 2004. Mr. Barton has investment power over the shares of Class A common stock held by the trust but cannot receive proceeds from the sale of the shares. Mr. Barton does not have voting power over the shares of Class A common stock held by the trust and therefore those shares have been excluded from the calculation of percentage of total voting power. Mr. Barton has sole dispositive and voting power over the shares of Class A common stock held by the Barton LLC.

(9)	Shares of Class A common stock beneficially owned include 3,038,722 shares of Class B common stock and 778,130 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004. Mr. Frink has investment power over the shares of Class A common stock held by the trust but cannot receive proceeds from the sale of the shares. Mr. Frink does not have voting power over the shares of Class A common stock held by the trust and therefore those shares have been excluded from the calculation of percentage of total voting power.
(10)	Includes 117,770 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.
(11)	Includes 9,677 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.
(12)	Includes 58,096 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.
(13)	Includes 157,428 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.
(14)	Includes 19,576 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013. Includes 201,624 shares of Class A common stock held by the Blachford – Mohit Family Trust.
(15)	Includes 15,139 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013 and 596 shares of Class A common stock held by Mr. Gurley’s family trust. In addition, includes 1,317,819 shares of our Class A common stock beneficially owned by entities related to Benchmark Capital which are held of record by Benchmark Capital Partners V, L.P., or BCP V, Benchmark Founders’ Fund V, L.P., Benchmark Founders’ Fund V-A, L.P., and Benchmark Founders’ Fund V-B, L.P., or collectively the Benchmark V Funds, and certain entities affiliated with the managing members of Benchmark Capital Management Co. V, L.L.C., or BCMC V. BCMC V is the general partner of BCP V and each of the other Benchmark V Funds. Alexandre Balkanski, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, one of our directors, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky and Steven M. Spurlock are the managing members of BCMC V and may be deemed to have shared voting and investment power over the shares held by the Benchmark V Funds. The 1,317,819 shares of our Class A common stock beneficially owned by the entities related to Benchmark Capital do not include any shares held by Mr. Balkanski’s family trust, a limited partnership controlled by Mr. Balkanski, a limited liability company controlled by Mr. Dunlevie, Mr. Dunlevie’s family trust, Mr. Gurley’s family trust, directly by Mr. Gurley, Mr. Harvey’s family trust, Mr. Lasky’s family trust or directly by Mr. Kagle.
(16)	Includes 19,576 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013. Mr. Hoag has the sole power to dispose and direct the disposition of such options and any shares of Class A common stock issuable upon exercise of such options, and the sole power to direct the vote of the shares of Class A common stock to be received upon exercise of the options. However, Mr. Hoag has transferred to TCV Management 2004, L.L.C., or TCM 2004, 100% of the pecuniary interest in such options and any shares of Class A common stock issuable upon exercise of such options. Mr. Hoag is a member of TCM 2004, but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares. In addition, includes 6,195 shares of Class A common stock held by the Hoag Trust of which Mr. Hoag is a trustee and 1,881 shares of our Class A common stock held by Hamilton Investments Limited Partnership of which Mr. Hoag is the sole general partner and a limited partner. Mr. Hoag disclaims beneficial ownership of the shares held by the Hoag Trust and Hamilton Investments Limited Partnership except to the extent of his pecuniary interest therein. In addition, includes 2,943,729 shares of Class A common stock held by TCV V and 57,162 shares held by TCV MF. Mr. Hoag, one of our directors, is a member of the general partner of each of the TCV Funds. Mr. Hoag disclaims beneficial ownership with respect to all shares beneficially owned by the TCV Funds except to the extent of his pecuniary interest therein. Please see footnote 2 for a discussion of the ownership by the TCV Funds.
(17)	Includes 26,972 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.

(18)	Includes 26,972 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013. Includes 35,502 shares of Class A common stock held by the Stephenson Family LLC.
(19)	Shares of Class A common stock beneficially owned include 1,038,828 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 2, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge and except as otherwise previously reported, all of our applicable directors, officers and beneficial holders of more than 10% of our common stock complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during fiscal year 2012, except Richard H. Kimball, a TCV Member, filed late a Form 4 to report two acquisitions by the Kimball 2021 GRAT B DTD 3/16/11 pursuant to an in kind pro-rata distribution by Benchmark Founders’ Fund V, L.P. to its partners, without consideration, in February 2012 and May 2012.

NAMED EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the compensation for our named executive officers, including an analysis of the overall objectives of our compensation program and each element of compensation provided. For 2012, our named executive officers are:

•	Spencer M. Rascoff, Chief Executive Officer

•	Chad M. Cohen, Chief Financial Officer and Treasurer

•	David A. Beitel, Chief Technology Officer

•	Amy C. Bohutinsky, Chief Marketing Officer

•	Greg M. Schwartz, Chief Revenue Officer

Compensation Philosophy and Objectives

We believe our success largely depends on our ability to attract, retain and motivate talented employees to operate our company in a dynamic and changing market and enable us to continue to grow our business. We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, the objectives of our compensation program are to:

•	attract qualified, experienced executive officers who will enable us to achieve our business objectives;

•	retain and motivate our executive officers to achieve superior performance;

•	reward performance; and

•	align the interests of our executive officers with those of our shareholders by motivating them to increase shareholder value.

How We Set Executive Compensation

Pursuant to delegation from our board of directors, the compensation committee of our board is generally responsible for setting our overall executive compensation strategy and for making determinations with respect to executive compensation. This includes establishing and annually reviewing the compensation of our executive officers and overseeing our equity plan to ensure that our total compensation program is reasonable and competitive.

In setting 2012 executive compensation, our compensation committee generally relied on its collective experience and knowledge, its past practices, our overall performance, input from our Chief Executive Officer, Mr. Rascoff, and other considerations it deemed relevant. Mr. Rascoff recommends base salary increases and the size of equity awards (other than for himself) to the compensation committee for its consideration and advises the compensation committee regarding our compensation program’s ability to attract, retain and motivate executive talent. Mr. Rascoff’s recommendations reflect compensation levels that he believes are commensurate with an executive officer’s individual qualifications, experience, level of responsibility, knowledge, skills and individual performance, as well as our resources and performance.

In addition, during 2012, at the request of our compensation committee, our Executive Chairman, Mr. Barton, retained Barney & Barney LLC, a compensation consulting firm, to conduct a total direct compensation analysis of chief executive officer compensation at certain selected companies. Barney & Barney LLC provided compensation data from publicly available proxy statements for the chief executive officers of companies identified by certain of our executive officers as peer companies. These peer companies were identified among companies operating in the real estate and/or Internet industries, taking into account size and status as a recently public company. The data gathered included, among other items, 75th, 50th and 25th percentile base salary, long-

term incentive and total direct compensation levels for executive officers of the peer group. The compensation committee used the information provided by Barney & Barney LLC as a reference point solely in connection with the December 2012 and January 2013 stock option grants to Mr. Rascoff discussed below in the section entitled, “Elements of Executive Compensation – Equity-Based Compensation” and the determination of Mr. Rascoff’s base salary for 2013. Barney & Barney LLC did not provide any other services to the compensation committee, management, or the Company during 2012 or make recommendations to our compensation committee for changes to our executive compensation program.

The 2012 peer group was composed of the following companies:

Bankrate, Inc.	Orbitz Worldwide, Inc.

Expedia, Inc.	Shutterfly, Inc.

Groupon, Inc.	TripAdvisor, Inc.

HomeAway, Inc.	Trulia, Inc.

LinkedIn Corporation	WebMD Health Corp.

Market Leader, Inc.	Yelp Inc.

Move, Inc.	Zipcar, Inc.

OpenTable, Inc.

We held a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote, at our 2012 Annual Meeting of Shareholders, as required by Section 14A of the Securities Exchange Act of 1934. Our advisory resolution to approve the compensation of our named executive officers received substantial majority support from shareholders with approximately 97% “For” votes. We take this result as support that our executive compensation program and practices are reasonable and well-aligned with shareholder expectations. Nevertheless, we review our overall approach to executive compensation periodically and, as a newly public company since July 2011, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve as will our process for establishing executive compensation. In the future, for example, we may begin to more formally assess our overall executive compensation program against that of comparable companies, including through the use of market compensation data. We intend to hold an advisory vote on the compensation of our named executive officers every third year. We are and will remain committed to being responsive to shareholder feedback, and the results of our say on pay votes will help inform the compensation committee’s discussions about the executive compensation program.

Elements of Executive Compensation

For 2012, our executive compensation program was comprised of base salaries, equity compensation in the form of stock options, and limited cash bonuses. Historically, and including 2012, compensation decisions for our executive officers have been highly individualized and based on a variety of factors. In particular, we have emphasized the use of equity to incentivize our executive officers to focus on our growth and create long-term shareholder value. In light of their current stock holdings in our company, our co-founders, Messrs. Barton and Mr. Frink, have not received any equity compensation awards to date. To date, the compensation committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.

Base Salaries. Base salaries provide our executive officers with a fixed amount of consistent compensation and, in conjunction with equity awards, are a significant motivating factor in attracting and retaining our executive officers. We have designed base salaries to be competitive while also seeking to manage our cash resources.

When an executive officer is first hired, base salary is generally initially established through individual negotiations between us and the executive officer, taking into account subjective judgments as to the executive officer’s qualifications, experience, job duties and responsibilities, prior salary and internal pay equity comparisons.

The compensation committee annually reviews the base salaries of our executive officers. Merit-based adjustments to salary generally become effective in the first quarter of the year following completion of our annual performance review process. This process includes a comprehensive self-performance review by all employees as well as a manager and peer review. Adjustments to base salaries also may occur at other times in the year in connection with promotions.

In February 2012, annual base salaries for the named executive officers were approved at the amounts set forth below effective as of March 1, 2012, based on a subjective evaluation of executive officer performance, both historical and anticipated, and on the other factors described above. The compensation committee also considered the additional demands placed on each of the named executive officers since we became a public company. Mr. Rascoff, Mr. Cohen, Mr. Beitel, Ms. Bohutinsky and Mr. Schwartz each received merit increases in 2012. In particular, for Mr. Rascoff, the compensation committee considered his long-standing service to us in leadership roles, his responsibilities over the prior year and the desire to incentivize and retain Mr. Rascoff. Mr. Cohen, Mr. Beitel, Ms. Bohutinsky, and Mr. Schwartz each oversee substantial portions of our business and their salary increases were adjusted to levels the compensation committee believed were commensurate with their responsibilities and performance. Mr. Cohen oversees a large number of our employees in his capacity as our Chief Financial Officer, Mr. Beitel oversees a substantial number of employees in his position as Chief Technology Officer, Ms. Bohutinsky oversees our marketing and corporate communications departments as Chief Marketing Officer, and Mr. Schwartz is largely responsible for revenue development.

Name	2012 Base Salary	% Increase Over 2011 Base Salary
Spencer M. Rascoff	$340,800	20.0
Chad M. Cohen	214,744	7.0
David A. Beitel	276,000	20.0
Amy C. Bohutinsky	237,920	20.0
Greg M. Schwartz	255,338	20.0

Cash Bonuses. We have not established a formal cash incentive plan for our executive officers or otherwise awarded performance-based cash bonuses, with a limited exception for Mr. Schwartz described below. We have relied primarily on the long-term incentive value of stock options.

While we do not offer a cash incentive plan for all our executive officers, pursuant to the terms of his initial employment arrangement with us, Mr. Schwartz, our Chief Revenue Officer, is eligible to receive quarterly cash bonuses based on revenues, determined under U.S. generally accepted accounting principles, compared to his revenue objectives. Mr. Schwartz is eligible to receive a maximum payout of $12,500 per quarter ($50,000 per year), which is payable if revenues meet or exceed his revenue objective for the quarter. If the revenue objective is not met, the quarterly payment is based on the percentage that actual revenues comprise in relation to the objective. For 2012, our revenues for the first, second, third and fourth quarters were $22.8 million, $27.8 million, $31.9 million, and $34.3 million, respectively. As a result, Mr. Schwartz received the maximum payout permitted under the bonus arrangement, which comprised less than 25% of his annual base salary for the year. We believe this type and amount of compensation for a principal sales executive is reasonable in order to secure and retain the employment of Mr. Schwartz. The maximum amounts payable to Mr. Schwartz in 2012 under this arrangement had not been modified since he was first hired in 2007.

Equity-Based Compensation. Since our inception, equity-based compensation in the form of stock options to purchase shares of our Class A common stock has been an integral component of our compensation program for all our employees, with the exception of our co-founders, Messrs. Barton and Mr. Frink, who have not received any form of equity compensation to date in light of their current stock holdings. Our board of directors and our compensation committee believe that stock options have played and continue to play a significant role in our ability to attract, motivate and incentivize the executive talent necessary to accomplish our business objectives. We believe that stock options also provide our employees with a significant long-term interest in our success by rewarding the creation of shareholder value as stock options only have value if the price of our Class A common stock appreciates after the options are granted. Vesting for stock options is based on continued employment with us, generally over four years, thereby also encouraging the retention of our executive officers.

We do not apply a formula to determine the size of individual stock options granted to our named executive officers. Instead, our compensation committee generally determines the size of individual grants using its collective business judgment and experience, taking into account, among other factors, the role and responsibility of the individual executive officer, the competitive market for the executive officer’s position, the size and value of existing equity awards and a subjective evaluation of individual performance and prior contributions to us. Based upon these factors, the compensation committee sets the size of each stock option award at a level it considers appropriate to create a meaningful incentive. No specific weight is given to any one of the foregoing factors, although larger awards are typically granted to executive officers with duties and responsibilities that are more likely to have a larger impact on the creation of long-term shareholder value. Stock options are the only type of equity award we have granted to our executive officers since our inception.

As discussed above, the compensation committee considered compensation data from certain peer companies as a reference point and as one factor among many in connection with certain stock option grants to Mr. Rascoff in December 2012 and January 2013 and in determining Mr. Rascoff’s base salary for 2013. In the future, the compensation committee may continue to consider competitive market data or utilize such data as a tool to determine equity award grant amounts for our executive officers.

Our executive officers generally receive an initial stock option grant in connection with their hiring. Following each annual performance review, we typically grant additional stock options to our employees, including our named executive officers, in the first quarter of the year following completion of our annual performance review. The compensation committee also may grant additional stock options from time to time to retain executive officers and reward them for promotions or performance.

Stock options to our executive officers have a seven-year term and generally vest over four years, with 25% vesting after one year from the date of grant and the remainder vesting thereafter over 36 months in equal monthly installments, subject to the executive officer’s continued employment. We grant stock options with an exercise price equal to the current fair market value of our Class A common stock, which is equal to the closing price of our Class A common stock on The Nasdaq Global Market on the date of grant (or if the common stock is not trading on that date, the closing price on the immediately preceding trading day). Certain outstanding stock option grants to our Chief Executive Officer, Mr. Rascoff, provide for “double-trigger” acceleration, as described in greater detail in the section entitled “2012 Compensation Tables – Potential Payments Upon Termination or Change-of-Control.”

In February 2012, each of our named executive officers received stock option grants following our annual performance review process for the following number of shares: Mr. Rascoff, 49,393 shares; Mr. Cohen, 7,200 shares; Mr. Beitel, 24,697 shares; Ms. Bohutinsky, 18,000 shares; and Mr. Schwartz, 18,000 shares. The foregoing grant amounts reflected the compensation committee’s assessment of grant sizes it felt appropriate to recognize the executive officers’ level of responsibilities and contributions during the past year and to retain and incentivize them for the future.

In December 2012, Mr. Rascoff received an additional stock option grant to purchase 500,000 shares. This option granted to Mr. Rascoff vests as to one-eighth of the shares subject to the option on December 26, 2013 and an additional 1/96th vests each month thereafter over the next three years. An additional one-eighth of the shares subject to the option shall vest on December 26, 2014 with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. 134,072 shares subject to this stock option granted to Mr. Rascoff are subject to shareholder approval of a share increase under the 2011 Plan, as set forth in Proposal 2.

In January 2013, Mr. Rascoff received an additional stock option grant to purchase 500,000 shares. This option vests as to one-eighth of the shares subject to the option on January 24, 2016, and an additional 1/96th vests each month thereafter over the next three years. An additional one-eighth vests on January 24, 2017, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. This entire option is subject to shareholder approval of the share increase under the 2011 Plan, as set forth in Proposal 2.

In determining whether to grant the foregoing two stock option grants to Mr. Rascoff, the compensation committee considered the factors described above using its collective business judgment and experience. In particular, the compensation committee considered his long-standing service to us in leadership roles, as well as his responsibilities and accomplishments over the prior year. Mr. Rascoff’s stock option grants also reflect the compensation committee’s desire to incentivize and retain Mr. Rascoff and ensure an appropriate level of ownership in the Company.

We do not have, nor do we intend to have, a program, plan, or practice to time stock option grants to our existing executive officers or to new executive officers in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation.

In the future, the compensation committee may consider the use of alternative types of equity awards, such as restricted stock units, or a mix of equity awards, for our executive officers.

Other Executive Benefits. Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. Our named executive officers also are eligible to participate in our 401(k) plan.

Historically, we have not provided significant perquisites or other personal benefits to our named executive officers, except that certain of our named executive officers receive paid parking, the value of which was less than $10,000 in 2012. We do not view perquisites or other personal benefits as a significant component of our executive compensation program and do not expect that they will become a significant element of our compensation program in the future.

Employment Agreements

We have entered into employment agreements, effective as of July 25, 2011, with Mr. Rascoff, our Chief Executive Officer, and Mr. Cohen, our Chief Financial Officer, to assist in the retention of the services of these executive officers and to help them maintain their focus and dedication to their responsibilities to maximize shareholder value in the event of a transaction that could result in a change of control of our company. Each employment agreement provides that employment with us is “at will.”

The employment agreements provide the following severance payments and benefits if the executive officer’s employment is terminated by us without cause (as defined in the employment agreement) or if he resigns for good reason (as defined in the employment agreement), including such a termination in connection with or within 18 months after a change of control (as defined in the employment agreement):

•	severance pay equal to six months of salary, generally payable in the form of salary continuation following the date of termination;

•	COBRA continuation coverage for up to six months following termination (or until such earlier time as the executive officer becomes covered by the medical plan of another employer);

•

12 months’ accelerated vesting of unvested stock options and any other outstanding equity awards that vest based on continued service, except that, in the event of a qualifying termination in connection with or within 18 months after a change of control, 50% of the unvested portions of such outstanding equity awards will accelerate in vesting;

•	an extension of time to exercise outstanding stock options until the earlier of (a) one year following termination and (b) the expiration of the term of the options; and

•	earned but unpaid salary and accrued vacation pay otherwise payable under our standard policy.

To the extent Mr. Rascoff holds stock options that, pursuant to their original terms, provide for greater acceleration of vesting than under the employment agreement upon certain terminations of employment following a change of control, the original vesting acceleration provisions for such options will continue to apply. The vesting acceleration provisions applicable to certain stock options held by Mr. Rascoff are described below in the section entitled “2012 Compensation Tables – Potential Payments Upon Termination or Change-of-Control.”

As a condition to receiving any severance payments or benefits under the employment agreements, Mr. Rascoff and Mr. Cohen must execute a general release and waiver of all claims against us in a form satisfactory to us. The executive officers must also continue to comply with the applicable terms of their confidentiality and noncompetition agreements. The employment agreements and employment terminate automatically upon death or total disability of the executive officer.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change-of-control benefits. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Code, we will pay to the executive officer either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the executive officer.

Recovery Policy

As of the date of this Proxy Statement, we do not have a formal compensation recovery policy, often referred to as a “clawback” policy, aside from the clawback provisions for the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, which provides that those executives must reimburse Zillow for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the preparation of an accounting restatement, as a result of misconduct. The board of directors or the compensation committee will adopt such a formal clawback policy no later than when the final rules relating to such policies are effective pursuant to the Dodd-Frank Act and require such a policy to be in effect.

Stock Ownership Guidelines

At this time, our board of directors has not adopted stock ownership guidelines for the named executive officers although it may consider doing so in the future. However, all of our executive officers hold either shares and/or stock options, which we believe helps align their interests with those of our shareholders. We have established an insider trading compliance policy that prohibits, among other actions, short sales and strongly discourages and requires preapproval of, among other actions, hedging of stock ownership positions.

Tax Treatment of Compensation

Section 162(m) of the Code generally disallows a tax deduction to a public corporation for annual compensation in excess of $1 million paid to its principal executive officer and the three other most highly compensated named executive officers (excluding the principal financial officer). Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Stock options granted to our executive officers pursuant to our equity compensation plans are intended to qualify for the performance-based exemption. While our compensation committee believes it is important to maximize the tax deductibility of compensation paid to our executive officers, the compensation committee has not adopted a policy that all compensation must be tax-deductible and qualified under Code Section 162(m). In order to maintain ongoing flexibility of our compensation programs, the compensation committee may from time to time approve incentive and other compensation that exceeds the $1 million limit.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the compensation committee:

Jay C. Hoag (Chairman)

Erik Blachford

Gordon Stephenson

2012 COMPENSATION TABLES

2012 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for 2012 and, where applicable, 2011 and 2010. Positions listed below are those currently held by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Spencer M. Rascoff	2012	331,333	101	6,754,184	—		7,085,618
Chief Executive Officer	2011	281,667	100,101	376,915	—		758,683
	2010	215,780	—	351,200	—		566,980

Chad M. Cohen	2012	212,402	101	93,188	—		305,691
Chief Financial Officer and Treasurer	2011	195,581	75,101	91,087	—		361,769
	2010	155,589	—	84,683	—		240,272

David A. Beitel	2012	268,333	101	319,648	—		588,082
Chief Technology Officer	2011	230,000	101	125,638	—		355,739
	2010	181,978	—	84,840	—		266,818

Amy C. Bohutinsky	2012	231,311	101	232,970	—		464,382
Chief Marketing Officer

Greg M. Schwartz	2012	248,246	101	232,970	50,000	(3)	531,317
Chief Revenue Officer	2011	211,402	101	113,074	50,000	(3)	374,577
	2010	204,600	—	127,120	47,909	(3)	379,629

(1)	Includes a holiday bonus of approximately $101 paid to all employees in each of December 2011 and December 2012. Any amount reported in excess of that for 2011 represents a bonus paid in recognition of efforts to complete our initial public offering of Class A common stock.
(2)	Amounts reflect aggregate grant date fair value of the option awards granted, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 11, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.
(3)	Reflects amounts earned by Mr. Schwartz for performance as described in the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Bonuses.” For each year reported, includes the amount Mr. Schwartz earned for the fourth quarter of such year that was paid in January of the following year.

2012 Grants of Plan-Based Awards Table

The following table provides information regarding plan-based awards granted to our named executive officers during 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)		Maximum ($)
Spencer M. Rascoff		—	—		—
	2/2/2012						49,393	(2)	30.46	639,284
	12/26/2012						500,000	(3)	28.78	6,114,900

Chad M. Cohen		—	—		—
	2/2/2012						7,200	(2)	30.46	93,188

David A. Beitel		—	—		—
	2/2/2012						24,697	(2)	30.46	319,648

Amy C. Bohutinsky		—	—		—
	2/2/2012						18,000	(2)	30.46	232,970

Greg M. Schwartz		—	50,000	(4)	50,000	(5)
	2/2/2012						18,000	(2)	30.46	232,970

(1)	Reflects grant date fair value of option awards granted during 2012, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 11, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.
(2)	The stock option award vests over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(3)

The stock option award vests over five years, with one-eighth vesting on December 26, 2013, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on December 26, 2014, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service. A portion of this stock option award is subject to shareholder approval of a share increase under the 2011 Plan. For additional discussion regarding this stock option award, please refer to the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Equity-Based Compensation.”

(4)	The target payout amount is not determinable because amounts are payable under the arrangement as a percentage of actual results, up to a maximum payout of $50,000. The amount reported is based on the actual amount paid to Mr. Schwartz for 2011 performance.
(5)	The amount represents the maximum award that Mr. Schwartz could earn under his bonus arrangement with us for 2012. Since amounts are payable under the arrangement as a percentage of actual results, no threshold payout amount is reported. The actual amount paid to Mr. Schwartz for 2012 performance is set forth in the 2012 Summary Compensation Table above. For additional discussion regarding Mr. Schwartz’s bonus arrangement, please refer to the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Bonuses.” We did not provide any other non-equity incentive plan awards to our other named executive officers during 2012.

2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2012. Other than the option awards listed below, our named executive officers held no other equity awards at December 31, 2012.

Name	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
		Exercisable (#)	Unexercisable (#)
Spencer M. Rascoff	12/26/2012	—	500,000	(1)	28.78	12/26/2019
	2/2/2012	—	49,393	(2)	30.46	2/2/2019
	3/1/2011	55,473	122,041	(3)	3.89	3/1/2018
	9/15/2010	66,568	51,775	(2)	3.25	9/15/2017
	3/12/2010	81,360	36,983	(2)	3.59	3/12/2017
	2/12/2009	113,412	4,931	(2)	3.52	2/12/2016
	12/3/2008	118,343	—		5.99	12/3/2015
	2/27/2008	59,171	—		7.27	2/27/2015
	9/12/2007	20,710	—		8.96	9/12/2014
	2/6/2007	34,275	—		6.53	2/6/2014
	1/25/2006	254	—		3.38	1/25/2013

Chad M. Cohen	2/2/2012	—	7,200	(2)	30.46	2/2/2019
	3/1/2011	2,731	24,131	(2)	3.89	3/1/2018
	11/15/2010	3,033	13,468	(2)	3.25	11/15/2017
	8/17/2010	—	6,780	(2)	3.25	8/17/2017
	3/12/2010	2	4,623	(2)	3.59	3/12/2017
	8/25/2009	155	1,233	(2)	3.86	8/25/2016
	2/12/2009	7	525	(2)	3.52	2/12/2016
	2/27/2008	1	—		7.27	2/27/2015

David A. Beitel	2/2/2012	—	24,697	(2)	30.46	2/2/2019
	3/1/2011	25,887	33,284	(2)	3.89	3/1/2018
	3/12/2010	—	16,180	(2)	3.59	3/12/2017
	2/12/2009	—	2,466	(2)	3.52	2/12/2016
	2/27/2008	59,171	—		7.27	2/27/2015
	2/6/2007	9,739	—		6.53	2/6/2014

Amy C. Bohutinsky	2/2/2012	—	18,000	(2)	30.46	2/2/2019
	3/1/2011	11,649	14,978	(2)	3.89	3/1/2018
	9/15/2010	2,465	6,472	(2)	3.25	9/15/2017
	3/12/2010	9,887	9,245	(2)	3.59	3/12/2017
	2/12/2009	4,931	1,233	(2)	3.52	2/12/2016
	8/26/2008	5,772	—		5.99	8/26/2015
	2/27/2008	14,792	—		7.27	2/27/2015
	2/6/2007	792	—		6.53	2/6/2014
	8/16/2006	4,292	—		7.27	8/16/2013

Greg M. Schwartz	2/2/2012	—	18,000	(2)	30.46	2/2/2019
	3/1/2011	18,299	29,955	(2)	3.89	3/1/2018
	9/15/2010	33,283	25,888	(2)	3.25	9/15/2017
	3/12/2010	20,340	9,245	(2)	3.59	3/12/2017
	2/12/2009	24,646	1,507	(2)	3.52	2/12/2016
	2/27/2008	29,585	—		7.27	2/27/2015
	7/27/2007	4,792	—		6.53	7/27/2014
	4/16/2007	13,683	—		6.53	4/16/2014

(1)

The stock option award vests over five years, with one-eighth vesting on December 26, 2013, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on December 26, 2014, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service. A portion of this stock option award is subject to shareholder approval of a share increase under the 2011 Plan.

(2)	The stock option award vests over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the following 36 months, subject to continued service.
(3)	The stock option award vests over 54 months, with 25% vesting 18 months after the grant date and the remainder vesting in equal monthly installments over the following 36 months, subject to continued service.

2012 Option Exercises and Stock Vested Table

The following table shows the options exercised by the named executive officers during the fiscal year ended December 31, 2012.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Spencer M. Rascoff	70,500	2,280,743
Chad M. Cohen	58,897	1,759,200
David A. Beitel	208,300	5,315,944
Amy C. Bohutinsky	46,622	1,371,414
Greg M. Schwartz	25,580	832,113

(1)	Based on the difference between the fair market value of Zillow common stock at the time of exercise and the exercise price of the option.

Potential Payments Upon Termination or Change of Control

Certain of our compensation plans, equity award agreements and employment agreements entitle the named executive officers to accelerated vesting of equity awards or severance payments in the event of a change of control of Zillow and/or termination of the executive officer’s employment with Zillow under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

2011 Plan. Our 2011 Plan provides that in the event of a change of control that is a company transaction, outstanding stock options will only become fully vested and immediately exercisable to the extent they are not converted, assumed, substituted for or replaced by the surviving or successor company (including a parent company). In the event of a change of control that is not a company transaction, all outstanding stock options granted under the 2011 Plan will become fully vested and immediately exercisable. The 2011 Plan defines “change of control” as the occurrence of any of the following events:

•

an acquisition by a person or entity of beneficial ownership of more than 50% of the combined voting power of our outstanding voting securities (generally excluding any acquisition directly from Zillow, any acquisition by Zillow, any acquisition by an employee benefit plan of Zillow or a related company, any acquisition by holders of our Class B common stock as of July 19, 2011, provided such holder then beneficially owns no less than 25% of our outstanding voting securities, or an acquisition pursuant to certain related party transactions);

•	a change in the composition of the board of directors during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the board (the “Incumbent

Board”) cease for any reason to constitute at least a majority of the board (excluding directors whose election, or nomination for election, was approved by a majority of the Incumbent Board); or

•

the consummation of a company transaction, which is generally defined as a merger or consolidation, a statutory share exchange or a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, unless (a) after such transaction the beneficial owners of outstanding voting securities immediately prior to the transaction retain at least 50% of the combined voting power of such securities of the company resulting from the transaction, (b) no entity beneficially owns more than 50% of the combined voting power of the company resulting from such transaction and (c) the individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the company resulting from such transaction.

2005 Plan. Our 2005 Plan provides that if outstanding stock options will not be assumed or substituted in a company transaction that is not a related party transaction, our board of directors or the compensation committee may, in its discretion, fully or partially accelerate the vesting of all outstanding stock options. The 2005 Plan defines the term “company transaction” (including certain exclusions for related party transactions) as the occurrence of any of the following events:

•	our merger or consolidation with or into any other company or other entity;

•

a statutory share exchange pursuant to which our outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of acquiring all our outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets.

Our 2005 Plan defines the term “related party transaction” to generally mean:

•

a merger or consolidation, or a statutory share exchange, in which holders of our outstanding voting securities immediately prior to the merger, consolidation or share exchange hold at least a majority of the outstanding voting securities of the successor company thereafter;

•	a sale, lease, exchange or other transfer of all or substantially all our assets to a majority-owned subsidiary; or

•	a transaction undertaken for the principal purpose of restructuring our capital, including, but not limited to, a reincorporation in a different jurisdiction.

Certain Stock Option Agreements with Mr. Rascoff. If stock options are assumed or substituted in a company transaction, certain stock options granted to Mr. Rascoff under our 2005 Plan will become fully vested and exercisable if his employment terminates (a) in connection with a company transaction or (b) within 18 months following a company transaction, unless, in each case, employment is terminated for cause or by the named executive officer without good reason. For purposes of these stock options, “good reason” generally means:

•

substantial reduction in Mr. Rascoff’s status, title, position or responsibilities; the assignment to Mr. Rascoff of duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities; or any removal from or failure to reappoint Mr. Rascoff to such position (with exceptions for terminations of employment due to cause, death or disability or by Mr. Rascoff for other than good reason);

•	reduction in annual base salary;

•	relocation outside a 50-mile radius of the place of employment prior to the company transaction;

•	failure to receive compensation and benefits that are substantially equivalent to those provided prior to the company transaction;

•	material breach by the successor company of its obligations under the 2005 Plan (or a substantially equivalent plan); and

•

purported termination for cause that is not consistent with the definition of “cause” in the 2005 Plan. Under the 2005 Plan, “cause” generally means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations).

Employment Agreements. We have entered into an employment agreement, effective as of July 25, 2011, with each of Messrs. Cohen and Rascoff. The employment agreements provide for severance payments and benefits if the executive officer’s employment is terminated by us without cause or if he resigns for good reason, including such a termination in connection with or within 18 months after a change of control. As a condition to receiving any severance payments or benefits under the employment agreements, the executive officers must execute a general release and waiver of all claims against us in a form satisfactory to Zillow. They must also continue to comply with the applicable terms of their confidentiality and noncompetition agreements.

A description of the severance payments and benefits under the employment agreements is described above in the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Employment Agreements.”

For purposes of the employment agreements, “change of control” has the meaning set forth above for the 2011 Plan. “Cause” generally means one or more of the following by the executive officers:

•

willful misconduct, insubordination or dishonesty in the performance of duties or a knowing and material violation of Zillow’s or a successor employer’s policies and procedures that results in a material adverse effect on Zillow or a successor employer;

•	continued failure to satisfactorily perform duties after receipt of written notice from Zillow;

•	willful actions in bad faith or intentional failures to act in good faith that materially impair Zillow’s or a successor employer’s business, goodwill or reputation;

•

conviction of a felony or misdemeanor, conduct that Zillow reasonably believes violates any statute, rule or regulation governing Zillow, or conduct that Zillow reasonably believes constitutes unethical practices, dishonesty or disloyalty and that results in a material adverse effect on Zillow or a successor employer;

•	current use of illegal substances; or

•	any material violation of the employment agreement or Zillow’s Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement.

The employment agreements generally define “good reason” as one or more of the following conditions without the executive officer’s express, written consent, provided that the executive officer provides timely notice of such condition to Zillow and Zillow has the opportunity to cure such condition prior to the executive officer’s termination of employment:

•	a material reduction in authority, duties or responsibilities;

•

a material reduction in annual salary or bonus opportunity (except for a reduction in connection with a general reduction in annual salary for all executive officers by an average percentage that is not less than the percentage reduction of the executive officer’s annual salary);

•	a material breach of the employment agreement by Zillow or a successor employer; or

•

relocation or travel more than 50 miles from the executive officer’s then current place of employment in order to continue to perform the duties and responsibilities of position (not including customary travel as may be required by the nature of the position).

Potential Payments Upon Termination or Change of Control Table

The following table shows the estimated value of benefits upon termination or a change of control that would have accrued to the named executive officers if (i) their employment terminated without cause or for good reason, (ii) we completed a change of control or a company transaction, as applicable, in which outstanding stock options were not assumed or substituted by the surviving or successor company, or (iii) the employment of certain named executive officers terminated in connection with or following a change of control in which stock options were assumed or substituted. The amounts in the table assume that the termination of employment, change of control, or company transaction was effective as of December 31, 2012. The amounts are estimates of the incremental amounts that would have accrued as of December 31, 2012 in the foregoing circumstances. The actual amounts can only be determined at the time of an actual termination of employment, change of control, or company transaction.

Name	Benefit	Termination Without Cause or for Good Reason ($)		Full Acceleration of Options in a Change of Control (No Assumption or Substitution in a Company Transaction) ($)	Termination Without Cause or for Good Reason in Connection with a Change of Control or Company Transaction ($)
Spencer M. Rascoff	Cash Severance(1)	170,400		—	170,400
	Stock Option Acceleration(2)	2,617,967	(3)	5,193,373	3,103,180	(4)
	COBRA Benefit(5)	8,927		—	8,927

	Total	2,797,294		5,193,373	3,282,507

Chad M. Cohen	Cash Severance(1)	107,372		—	107,372
	Stock Option Acceleration(2)	659,247	(3)	1,225,710	612,855	(4)
	COBRA Benefit(5)	5,634		—	5,634

	Total	772,253		1,225,710	725,861

David A. Beitel	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		1,244,816	—
	COBRA Benefit	—		—	—

	Total	—		1,244,816	—

Amy C. Bohutinsky	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		769,174	—
	COBRA Benefit	—		—	—

	Total	—		769,174	—

Greg M. Schwartz	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		1,608,856	—
	COBRA Benefit	—		—	—

	Total	—		1,608,856	—

(1)	Amount reflects cash severance of six months’ salary based on the executive officer’s 2012 annual base salary.
(2)	Calculated by multiplying the number of option shares subject to acceleration by $27.75 (the closing price of our common stock as of December 31, 2012, the last trading day of 2012) less the per share option exercise price. Does not include stock options with a per share option exercise price equal to or greater than $27.75.
(3)	Amount reflects the value of 12 months’ accelerated vesting of unvested stock options.
(4)	Amount reflects the value of accelerated vesting of 50% of unvested stock options, except for Mr. Rascoff’s stock options granted on February 12, 2009 and March 12, 2010 for which he would be entitled to full acceleration of vesting.
(5)	Amount reflects the estimated cost of COBRA continuation coverage for six months.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions to which we were a party during our last fiscal year or which are currently proposed, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an investors’ rights agreement with a group of our shareholders that includes our founders, Richard N. Barton and Lloyd D. Frink, who are both executive officers and members of our board of directors and beneficial owners of more than 5% of a class of our voting securities, Gregory B. Maffei and Erik Blachford, who are both non-employee directors, Benchmark Capital Partners V, L.P., a beneficial owner of more than 5% of a class of our voting securities and an affiliate of J. William Gurley, a non-employee director, TCV V, L.P. and TCV Member Fund, L.P., together, a beneficial owner of more than 5% of a class of our voting securities and an affiliate of Jay C. Hoag, a non-employee director, and PAR Investment Partners, L.P., a beneficial owner of more than 5% of a class of our voting securities. Subject to the terms and conditions of the investors’ rights agreement, certain of these shareholders have registration rights with respect to the shares of our capital stock they, or certain of their affiliates, hold, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. In August 2012, we filed a shelf registration statement on Form S-3, which was declared effective by the SEC on September 5, 2012, to register certain securities for public offering by the Company. Pursuant to the investors’ rights agreement and at the request of certain of the shareholders party to such agreement, the shelf registration statement included 3,600,891 shares of our Class A common stock owned by Mr. Barton, Mr. Frink, The Frink Descendants’ Trust dated December 30, 2004, which is affiliated with Mr. Frink, the Blachford-Mohit Family Trust, which is affiliated with Mr. Blachford, and certain entities related to the TCV Funds (the “Selling Shareholders”). In September 2012, we sold and issued 3,844,818 shares of our Class A common stock registered on the Form S-3 in an underwritten public offering. Pursuant to the investors’ rights agreement and at their request, Mr. Barton, Mr. Frink, The Frink Descendants’ Trust dated December 30, 2004, and the Blachford-Mohit Family Trust sold 575,000 shares of Class A common stock as part of the underwritten public offering. As required by the investors’ rights agreement, we paid all expenses, other than underwriting discounts, commissions and stock transfer taxes, incurred in connection with the registration and offering, subject to certain limitations. The expenses incurred by the Selling Shareholders and paid by the Company were approximately $25,000.

Indemnification of Officers and Directors

We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Zillow, and otherwise to the fullest extent permitted under Washington law and our Bylaws.

Other than as described above in this section, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealing with unrelated third parties.

Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, all of our directors and executive officers and all of our beneficial owners of more than 5% of our Class A common stock or Class B common stock are expected to disclose to our general counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The audit committee is authorized to administer the policy, and may amend, modify, and interpret the policy. A related person transaction generally is defined under the policy as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.

Any potential related person transaction reported to or otherwise made known to the general counsel will be reviewed under the policy according to the following procedures:

•

If the general counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.

•

If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the general counsel will submit the transaction to the chairperson of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chairperson and general counsel to wait for the next audit committee meeting to review the transaction. The chairperson is not authorized to review a related person transaction in which the chairperson is involved.

•

If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the general counsel or the chairperson, as applicable, at a special meeting of the audit committee called for this purpose.

•

If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chairperson), the involved member shall recuse himself or herself from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.

When determining whether to approve or ratify a related person transaction, the chairperson of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:

•	the extent of the related person’s interest in the transaction;

•	whether the terms are comparable to those generally available in arm’s-length transactions; and

•	whether the related person transaction is consistent with the best interests of the company.

If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).

If any related person transaction is not approved or ratified, the audit committee may take such action as it may deem necessary or desirable in the best interests of the company.

ADDITIONAL INFORMATION

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller and persons performing similar functions and a Code of Conduct that applies to all our directors, officers, and employees. A copy of each is available on the Investor Relations section of our website at http://investors.zillow.com/Governance.cfm. Substantive amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of our website.

List of Shareholders of Record

In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101. If you would like to view the shareholder list, please contact our Investor Relations Department at (866) 504-0030. This list will also be available at the Annual Meeting.

Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2014 Annual Meeting of Shareholders must be received at our principal executive offices no later than the close of business on December 17, 2013. As prescribed by current Rule 14a-8(b) under the Exchange Act, a shareholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding shares for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2014 Annual Meeting of Shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of our 2013 Annual Meeting of Shareholders. Accordingly, any such shareholder proposal must be received between January 31, 2014 and the close of business on March 2, 2014. Copies of the pertinent Bylaw provisions are available on request to the following address: Corporate Secretary, Zillow, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (a) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Shareholder-Recommended Director Nominees

Our nominating and governance committee will consider director nominee recommendations submitted by our shareholders. Shareholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our Bylaws and the charter of our nominating and governance committee to the following address: Chairperson of Nominating and Governance Committee, Attn: Corporate Secretary, Zillow, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101.

As required by our Bylaws, shareholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our Bylaws. Evaluation of any such recommendations is the responsibility of the nominating and governance committee. In the event of any shareholder recommendations, the nominating and governance committee will evaluate the persons recommended in the same manner as other candidates.

Shareholder Communications with the Board of Directors

Shareholders may contact our board of directors as a group or any individual director by sending written correspondence to the following address: Board of Directors – Zillow, Inc., Attn: General Counsel, 1301 Second Avenue, Floor 31, Seattle, Washington 98101 or by email at legal@zillow.com. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed.

Internet Voting

Zillow is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

Incorporation by Reference

A copy of the complete text of the 2011 Plan as it exists today is incorporated herein by reference from Appendix A to our definitive proxy statement filed with the SEC on April 17, 2012. We will, without charge, provide a copy of the 2011 Plan as it exists today to each person to whom a proxy statement is delivered upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request. Request should be sent to the following address: Corporate Secretary, Zillow, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101 or (206) 470-7000.

APPENDIX A

AMENDMENT NO. 1 TO THE

ZILLOW, INC.

AMENDED AND RESTATED 2011 INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Zillow, Inc. Amended and Restated 2011 Incentive Plan (the “Plan”) shall be effective immediately upon the approval of the shareholders of Zillow, Inc. (the “Company”).

WHEREAS, the Company is setting forth this Amendment to increase the number of shares of Class A common stock available for issuance under the Plan by 1,500,000 shares;

NOW, THEREFORE, BE IT RESOLVED, that Section 4.1 of the Plan shall be amended in its entirety to read as follows:

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Class A Common Stock available for issuance under the Plan shall be:

(a)	3,800,000 shares; plus

(b) an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2013 equal to the least of (i) 3.5% of the outstanding Class A Common Stock and Class B Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year, (ii) 3,500,000 shares, and (iii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan; plus

(c)(i) any authorized shares not issued or subject to awards under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares), up to an aggregate maximum of 5,569,733 shares that can be added to the Plan pursuant to clauses (i) and (ii), which shares shall cease, as of such applicable date, to be available for grant and issuance under the Prior Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

A-1

DIRECTIONS

2013 Annual Meeting of Shareholders

Zillow, Inc.

1301 Second Avenue, Floor 17

Bainbridge/Whidbey Room

Seattle, Washington

May 31, 2013

8:00 a.m. (Pacific Time)

The Russell Investments Center main entrance is located on Second Avenue between Union and University Streets. The following directions direct you to the parking garage entrance located on Union Street between First and Second Avenue.

Northbound on I-5:

Exit at Seneca Street (exit #165)

West on Seneca Avenue to Fourth Avenue

Turn right on Fourth Avenue

Turn left on Union Street

Russell Investments Center parking is located on the left between First and Second Avenue.

Southbound on I-5:

Exit at Union Street (exit #165B)

West on Union Street

Russell Investments Center parking is located on the left between First and Second Avenue.

ZILLOW, INC.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT LINE

SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

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ADD 3

ADD 4

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C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on May 30, 2013.

Vote by Internet

• Go to www.investorvote.com/Z

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3.

The board of directors recommends you vote FOR all nominees.

1. ELECTION OF DIRECTORS

Nominees:

01 - Richard N. Barton

02 - Lloyd D. Frink

Mark here to vote

FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

The board of directors recommends you vote FOR the following proposals:

2. Approve an amendment to the Zillow, Inc. Amended and Restated 2011 Incentive Plan.

For Against Abstain

3. Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

For Against Abstain

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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1 U P X 1 6 2 4 6 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: http://investors.zillow.com/noticeaccess.cfm

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY ZILLOW, INC.

2013 MEETING OF SHAREHOLDERS – MAY 31, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Spencer M. Rascoff and Kathleen Philips, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow, Inc. held of record by the undersigned on April 2, 2013, at the Annual Meeting of Shareholders of Zillow, Inc. to be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington 98101 on May 31, 2013, at 8:00 a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

(Continued and to be marked, dated and signed, on the other side)